EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 2002, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 2-75943, Registration Statement File No. 33-46465, Registration Statement File No. 33-47109, Registration Statement File No. 33-79515, Registration Statement File No. 33-87877 and Registration File No. 33-36984.



                             /s/ ARTHUR ANDERSEN LLP
                             -----------------------

Arthur Andersen LLP

Greensboro, North Carolina
January 14, 2002.